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                                                                Exhibit 23(a)

                         CONSENT OF COUNSEL TO TXU CORP.

         We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of TXU Corp. for the fiscal year ended December 31, 2002, under
Part I, Items 1 and 2--Business and Properties--Operating Segments -- North America Energy Segment -- Regulation and Rates, North America Energy Delivery Segment -- Regulation and Rates - Electric Delivery, Regulation and Rates -- Gas Delivery and Environmental Matters-- US, in TXU Corp.'s Registration Statement on Form S-3 (No. 333-37652).



/s/  Hunton & Williams



March 11, 2003
Dallas, Texas